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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): October 17, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  Entry into a Material Definitive Agreement

On October 17, 2005, the Executive Development and Compensation Committee of the Board of Directors (the "Committee") of Eastman Kodak Company (the "Company") approved a revision to the Administrative Guide for the 2005-2006 Performance Cycle of the Leadership Stock Program under Article 7 (Performance Awards) of the 2005 Omnibus Long-Term Compensation Plan (the "Leadership Stock Administrative Guide") previously approved by the Committee on February 15, 2005. The Leadership Stock Administrative Guide sets forth the specific performance goals and business criteria for the 2005-2006 performance cycle of the Leadership Stock Program, established under the 2005 Omnibus Long-Term Compensation Plan. The measure previously set by the Committee for the 2005-2006 performance cycle was earnings per share for the two calendar years of the performance cycle. In light of the Company's announcement on July 20, 2005 that it will no longer report operational earnings per share and that digital earnings growth is one of the three key metrics by which the Company is being managed, the Committee revised the measure for this cycle to be digital earnings from operations for the two calendar years of the performance cycle.


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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          EASTMAN KODAK COMPANY



                                          By: /s/ Richard G. Brown, Jr.
                                          -----------------------------
                                          Richard G. Brown, Jr.
                                          Controller

Date:  October 21, 2005